Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NOVAVAX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	22-2816046
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
9920 Belward Campus Drive, Rockville, Maryland 20850
(Address of Principle Executive Offices) (Zip Code)
Amendment of 2005 Stock Incentive Plan
(Full Title of the Plan)
Rahul Singhvi
President & Chief Executive Officer
Novavax, Inc.
9920 Belward Campus Drive
Rockville, Maryland 20850
(Name and Address of Agent for Service)
(240) 268-2000
(Telephone Number, Including Area Code, of Agent of Service)

Copies to:
Jennifer L. Miller, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103
(215)-665-8500

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Registered	Per Share (1)	Price	Registration Fee
Common Stock, par value $0.01 per share	3,000,000	$ 2.705	$ 8,115,000	$ 249.13

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the price per share is estimated to be $ 2.705 based upon the average of the high ($ 2.81) and the low ($ 2.60) trading prices of the common stock, $0.01 par value per share of Novavax, Inc. as reported on the Nasdaq Global Market on August 6, 2007.

PART I- INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Part I and Items 4-7 and 9 of Part II of Novavax, Inc.’s Registration Statement on Form S-8 (File No. 333-130990) are incorporated by reference herein pursuant to Instruction E of Form S-8.
     The documents containing the information required to be included in Part I of this Registration Statement will be provided or sent to all persons who are eligible to participate and are granted stock options, restricted stock awards or unrestricted stock awards under the Novavax 2005 Stock Incentive Plan, as amended, pursuant to Rule 428, and the documents containing the information required to be included in Part I of this Registration Statement will be provided or sent to all persons who are eligible to participate and are granted stock options or restricted stock awards under the Novavax 2005 Stock Incentive Plan, as amended, pursuant to Rule 428.
PART II- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by Novavax, Inc. (the “Company”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 23, 2006;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007; and

(c)	The Company’s Current Reports on Form 8-K filed on March 26, 2007, April 5, 2007, May 2, 2007, May 11, 2007, June 18, 2007, July 6, 2007, July 9, 2007 (as amended) and August 8, 2007.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

4.1	Specimen stock certificate for shares of common stock, par value $.01 per share (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10, File No. 0-26770, filed September 14, 1995 (the “Form 10”)).

4.2	Rights Agreement, dated as of August 8, 2002, by and between the Company and Equiserve Trust Company, which includes the Form of Summary of Rights to Purchase Series D Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Form of Certificate of Designation of Series D Junior Participating Preferred Stock as Exhibit C. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed August 9, 2002).

5*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities being offered.

23.1*	Consent of Grant Thornton, LLP, registered independent public accounting firm.

23.2*	Consent of Ernst & Young, LLP, registered independent public accounting firm.

24	Power of Attorney (included in the signature pages of this Registration Statement)

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Maryland, on this 9th day of August, 2007.

NOVAVAX, INC.
By:	/s/ Rahul Singhvi
Rahul Singhvi, President
and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of Novavax, Inc., hereby severally constitute Rahul Singhvi and Len Stigliano and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Novavax, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Rahul Singhvi	President, Chief Executive Officer and Director	August 9, 2007
Rahul Singhvi	(Principle Executive Officer)

/s/ Len Stigliano	Vice President, Treasurer and Chief Financial Officer	August 9, 2007
Len Stigliano	(Principal Financial and Accounting Officer)

/s/ John Lambert	Chairman of the Board of Directors and Director	August 9, 2007
John Lambert

/s/ Gary C. Evans	Director	August 9, 2007
Gary C. Evans

/s/ John O. Marsh, Jr.	Director	August 9, 2007
John O. Marsh, Jr.

/s/ Michael A. McManus, Jr.	Director	August 9, 2007
Michael A. McManus, Jr.

/s/ Thomas P. Monath, M.D.	Director	August 9, 2007
Thomas P. Monath, M.D.

/s/ James B. Tananbaum, M.D.	Director	August 9, 2007
James B. Tananbaum, M.D.

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